GOOSEHEAD INSURANCE, INC. ANNOUNCES SECOND QUARTER 2021 RESULTS AND WILL DEMONSTRATE DIGITAL AGENT PLATFORM
– Total Revenue Growth of 28% and Core Revenue Growth of 40% over the Prior Year Period –
– Total Written Premium Growth of 46% over the Prior Year Period –
– Total Franchises and Corporate Sales Headcount Grew 59% and 43%, Respectively –
– Record High Client Retention of 89% –
– Policies in Force Growth of 48% over the Prior Year Period –
– Special Dividend of $60 Million Declared –

WESTLAKE, TEXAS - July 28, 2021 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights
•Total Revenues grew organically 28% to $38.2 million in the second quarter of 2021
•Core Revenues* of $34.7 million increased 40% over the prior year period
•Second quarter net income of $3.1 million; net income attributable to Goosehead Insurance, Inc. of $1.5 million or $0.08 per basic share and $0.07 per diluted share
•Second quarter Adjusted EBITDA* of $6.8 million.
•Second quarter Adjusted EPS* of $0.13 per share.
•Total written premiums placed increased 46% from the prior-year period to $399 million
•Policies in force grew 48% from the prior-year period to 872,000
•Corporate sales headcount of 452 was up 43% year-over-year
•Total franchises increased 59% compared to the prior year period to 1,801; operating franchises grew 47% compared to the prior-year period to 1,072

*Core Revenue, Adjusted EPS, and Adjusted EBITDA are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“Our second quarter of 2021 saw continued momentum in our business and further reinforces our formidable and expanding competitive moat,” stated Mark E. Jones, Chairman and CEO. “We achieved these strong growth levels while continuing to deliver an unmatched client experience as evidenced by our 92 net promoter score which drove a record level of client retention of 89%. We are very excited to launch our Digital Agent Platform in the coming weeks. We believe this innovative proprietary platform will be highly differentiated from any competitive offering in the marketplace, providing an effortless insurance shopping experience that leverages artificial intelligence driven by our accumulated experience of millions of quotes prepared by our professional agents. With as little as three data points – name, address, and date of birth – clients will be able to generate accurate home and auto quotes online from multiple carriers in less than 60 seconds. We are excited to demonstrate this platform during our Q2 results call this afternoon. We believe this powerful technology will be accretive to revenue over time, strengthen our existing go-to-market strategy through lenders, realtors and client referrals, and enhance the value proposition for our clients, agents and franchises.”

Second Quarter 2021 Results
For the second quarter of 2021, revenues were $38.2 million, an increase of 28% compared to the corresponding period in 2020. Core Revenues, a non-GAAP measure which excludes contingent commissions and initial franchise fees, were $34.7 million, a 40% increase from $24.7 million in the prior year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in the number of corporate agents and operating franchises (which were driven by investments in our recruiting team in 2019 and prior), productivity improvements in the Franchise Channel, and increasingly high levels of retention of 89%. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 46% in the second quarter.

Total operating expenses for the second quarter of 2021 were $34.4 million, up 54% from $22.3 million in the prior-year period. The increase from the prior period was due to larger employee compensation and benefits expenses related to ongoing investments in our corporate agents, agent support team, service agents, and information systems developers. Also, we continued to expand our real estate footprint with additional office openings, plus additional investments in our technology roadmap, including finalizing our Digital Agent Platform and enhancements to our client-facing portal, which grew the Company’s general and administrative expenses for the quarter.

Net income for the second quarter of 2021 was $3.1 million. We expect to continue to experience seasonality in our earnings throughout each year due to insurance sales patterns and recognition of contingent commissions, with the bulk of contingents realized in the fourth quarter. Net income attributable to Goosehead Insurance, Inc. for the second quarter of 2021 was $1.5 million, or $0.08 per basic share and $0.07 per diluted share. Total Adjusted EBITDA was $6.8 million for the second quarter of 2021. Adjusted EPS for the second quarter of 2021, which excludes equity-based compensation, was $0.13 per share.

Liquidity and Capital Resources
During the second quarter, the Company generated $12.1 million of operating cash flow, which brought the balance of cash and cash equivalents to $35.0 million as of June 30, 2021. We also had an unused line of credit of $19.7 million at quarter end. Total outstanding term note payable balance was $77.0 million as of June 30, 2021.

On July 21, 2021, the company refinanced its $25 million revolving credit facility and $77 million term note payable to a $50 million revolving facility, which will be partially drawn in advance of the dividend payment, and a $100 million term note payable agreement.

Special Dividend
Goosehead also announced today that Goosehead Financial, LLC declared a special dividend of $60 million payable in cash on August 23, 2021 to holders of LLC Units of record, including Goosehead Insurance, Inc., as of the close of business on August 9, 2021. In addition, Goosehead Insurance announced today that its Board of Directors declared a special cash dividend of an estimated $1.63 per share on the Company’s Class A common stock.

2021 Outlook
Based on our experience to date, the Company is reiterating its full-year 2021 outlook with respect to total written premiums and revenue:
•Total written premiums placed for 2021 are expected to be between $1.50 billion and $1.56 billion, representing organic growth of 40% on the low end of the range to 45% on the high end of the range.
•Total revenues for 2021 are expected to be between $146 million and $156 million, representing organic growth of 25% on the low end of the range to 33% on the high end of the range.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 140 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of eleven corporate sales offices and over 1,801 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities

Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Commissions and agency fees	$21,053	$18,248	$38,587	$30,059
Franchise revenues	16,841	11,484	30,274	19,929
Interest income	279	192	540	361
Total revenues	38,173	29,924	69,401	50,349
Operating Expenses:
Employee compensation and benefits	22,475	15,904	43,784	29,407
General and administrative expenses	10,134	5,364	19,408	11,236
Bad debts	646	319	1,093	628
Depreciation and amortization	1,132	712	2,132	1,252
Total operating expenses	34,387	22,299	66,417	42,523
Income from operations	3,786	7,625	2,984	7,826
Other Income (Expense):
Other income	119	—	139	66
Interest expense	(546)	(479)	(1,147)	(1,083)
Income before taxes	3,359	7,146	1,976	6,809
Tax expense (benefit)	223	(240)	(71)	(281)
Net income	3,136	7,386	2,047	7,090
Less: net income attributable to non-controlling interests	1,649	4,007	956	3,867
Net income attributable to Goosehead Insurance, Inc.	$1,487	$3,379	$1,091	$3,223
Earnings per share:
Basic	$0.08	$0.21	$0.06	$0.20
Diluted	$0.07	$0.19	$0.05	$0.18
Weighted average shares of Class A common stock outstanding
Basic	18,774	16,458	18,574	16,011
Diluted	20,367	17,947	20,251	17,432

Goosehead Insurance, Inc.
Consolidated Supplemental Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Core Revenue:
Renewal Commissions(1)	$10,310	$7,718	$18,067	$13,451
Renewal Royalty Fees(2)	11,670	7,903	20,416	13,289
New Business Commissions(1)	5,944	4,329	10,560	7,662
New Business Royalty Fees(2)	3,680	2,599	6,837	4,647
Agency Fees(1)	3,105	2,185	5,529	3,871
Total Core Revenue	34,709	24,734	61,409	42,920
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,458	901	2,890	1,879
Interest Income	279	192	540	361
Total Cost Recovery Revenue	1,737	1,093	3,430	2,240
Ancillary Revenue:
Contingent Commissions(1)	1,694	4,016	4,431	5,075
Other Income(2)	33	81	131	114
Total Ancillary Revenue	1,727	4,097	4,562	5,189
Total Revenues	38,173	29,924	69,401	50,349
Operating Expenses:
Employee compensation and benefits	22,475	15,904	43,784	29,407
General and administrative expenses	10,134	5,364	19,408	11,236
Bad debts	646	319	1,093	628
Depreciation and amortization	1,132	712	2,132	1,252
Total operating expenses	34,387	22,299	66,417	42,523
Income from operations	3,786	7,625	2,984	7,826
Other Income (Expense):
Other income	119	—	139	66
Interest expense	(546)	(479)	(1,147)	(1,083)
Income before taxes	3,359	7,146	1,976	6,809
Tax (benefit) expense	223	(240)	(71)	(281)
Net Income	3,136	7,386	2,047	7,090
Less: net income attributable to non-controlling interests	1,649	4,007	956	3,867
Net Income attributable to Goosehead Insurance Inc.	$1,487	$3,379	$1,091	$3,223

Earnings per share:
Basic	$0.08	0.21	0.06	0.20
Diluted	$0.07	0.19	0.05	0.18
Weighted average shares of Class A common stock outstanding
Basic	18,774	16,458	18,574	16,011
Diluted	20,367	17,947	20,251	17,432
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2021 and 2020.

(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2021 and 2020.

Goosehead Insurance, Inc.
Segment Information
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30, 2021
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$10,310	$—	$10,310
Renewal Royalty Fees(2)	11,670	—	—	11,670
New Business Commissions(1)	—	5,944	—	5,944
New Business Royalty Fees(2)	3,680	—	—	3,680
Agency Fees(1)	—	3,105	—	3,105
Total Core Revenue	15,350	19,359	—	34,709
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,458	—	—	1,458
Interest Income	279	—	—	279
Total Cost Recovery Revenue	1,737	—	—	1,737
Ancillary Revenue:
Contingent Commissions(1)	1,136	558	—	1,694
Other Income(2)	33	—	—	33
Total Ancillary Revenue	1,169	558	—	1,727
Total Revenues	18,256	19,917	—	38,173
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	8,020	12,603	—	20,623
General and administrative expenses	4,927	4,402	805	10,134
Bad debts	135	511	—	646
Total Operating Expenses	13,082	17,516	805	31,403
Adjusted EBITDA	5,174	2,401	(805)	6,770
Other income (expense)	11	108	—	119
Equity based compensation	—	—	(1,852)	(1,852)
Interest expense	—	—	(546)	(546)
Depreciation and amortization	(728)	(404)	—	(1,132)
Taxes	—	—	(223)	(223)
Net income	$4,457	$2,105	$(3,426)	$3,136
June 30, 2021:
Total Assets	$94,489	$44,332	$99,182	$238,003

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended June 30, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended June 30, 2021 and 2020.

	Six Months Ended June 30, 2021
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$18,067	$—	$18,067
Renewal Royalty Fees(2)	20,416	—	—	20,416
New Business Commissions(1)	—	10,560	—	10,560
New Business Royalty Fees(2)	6,837	—	—	6,837
Agency Fees(1)	—	5,529	—	5,529
Total Core Revenue	27,253	34,156	—	61,409
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,890	—	—	2,890
Interest Income	540	—	—	540
Total Cost Recovery Revenue	3,430	—	—	3,430
Ancillary Revenue:
Contingent Commissions(1)	3,252	1,179	—	4,431
Other Income(2)	131	—	—	131
Total Ancillary Revenue	3,383	1,179	—	4,562
Total Revenues	34,066	35,335	—	69,401
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	15,589	24,402	—	39,991
General and administrative expenses	9,140	8,908	1,360	19,408
Bad debts	296	797	—	1,093
Total Operating Expenses	25,025	34,107	1,360	60,492
Adjusted EBITDA	9,041	1,228	(1,360)	8,909
Other income	31	108	—	139
Equity based compensation	—	—	(3,793)	(3,793)
Interest expense	—	—	(1,147)	(1,147)
Depreciation and amortization	(1,375)	(757)	—	(2,132)
Income tax benefit	—	—	71	71
Net income	$7,697	$579	$(6,229)	$2,047
June 30, 2021:
Total Assets	$94,489	$44,332	$99,182	$238,003
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the six months ended June 30, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the six months ended June 30, 2021 and 2020.

Goosehead Insurance, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30,	December 31,
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$34,975	$24,913
Restricted cash	1,551	1,323
Commissions and agency fees receivable, net	6,063	18,604
Receivable from franchisees, net	2,724	2,100
Prepaid expenses	7,394	3,705
Total current assets	52,707	50,645
Receivable from franchisees, net of current portion	23,354	18,179
Property and equipment, net of accumulated depreciation	22,618	16,650
Right-of-use asset	34,207	22,513
Intangible assets, net of accumulated amortization	1,756	549
Deferred income taxes, net	98,114	73,363
Other assets	5,247	3,938
Total assets	$238,003	$185,837
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$7,884	$8,101
Premiums payable	1,551	1,323
Lease liability	4,360	3,203
Contract liabilities	5,189	4,233
Note payable	5,000	3,500
Total current liabilities	23,984	20,360
Lease liability, net of current portion	48,549	32,933
Note payable, net of current portion	76,539	79,408
Contract liabilities, net of current portion	36,200	29,968
Liabilities under tax receivable agreement, net of current portion	80,232	61,572
Total liabilities	265,504	224,241
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 19,209 shares issued and outstanding as of June 30, 2021, 18,304 shares issued and outstanding as of December 31, 2020	191	183
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 17,586 issued and outstanding as of June 30, 2021, 18,447 shares issued and outstanding as of December 31, 2020	176	184
Additional paid in capital	36,579	29,371
Accumulated deficit	(33,527)	(34,614)
Total stockholders' equity	3,419	(4,876)
Non-controlling interests	(30,920)	(33,528)
Total equity	(27,501)	(38,404)
Total liabilities and equity	$238,003	$185,837

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total Revenues	$38,173	$29,924	$69,401	$50,349

Core Revenue:
Renewal Commissions(1)	$10,310	$7,718	$18,067	$13,451
Renewal Royalty Fees(2)	11,670	7,903	20,416	13,289
New Business Commissions(1)	5,944	4,329	10,560	7,662
New Business Royalty Fees(2)	3,680	2,599	6,837	4,647
Agency Fees(1)	3,105	2,185	5,529	3,871
Total Core Revenue	34,709	24,734	61,409	42,920
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,458	901	2,890	1,879
Interest Income	279	192	540	361
Total Cost Recovery Revenue	1,737	1,093	3,430	2,240
Ancillary Revenue:
Contingent Commissions(1)	1,694	4,016	4,431	5,075
Other Income(2)	33	81	131	114
Total Ancillary Revenue	1,727	4,097	4,562	5,189
Total Revenues	$38,173	$29,924	$69,401	$50,349
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations.
The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$3,136	$7,386	$2,047	$7,090
Interest expense	546	479	1,147	1,083
Depreciation and amortization	1,132	712	2,132	1,252
Tax expense (benefit)	223	(240)	(71)	(281)
Equity-based compensation	1,852	1,416	3,793	1,914
Other income (expense)	(119)	—	(139)	(66)
Adjusted EBITDA	$6,770	$9,753	$8,909	$10,992
Adjusted EBITDA Margin(1)	18%	33%	13%	22%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($6,770 / 38,173) and ($9,753 / 29,924) three months ended June 30, 2021 and 2020. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($8,909 / 69,401) and ($10,992 / 50,349) six months ended June 30, 2021 and 2020.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and six months ended June 30, 2021 and 2020 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Earnings per share - basic (GAAP)	$0.08	$0.21	$0.06	$0.20
Add: equity-based compensation(1)	0.05	0.04	0.10	0.05
Adjusted EPS (non-GAAP)	$0.13	$0.25	$0.16	$0.25
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [ $1.9 million / ( 18.8 million + 18.0 million )] for the three months ended June 30, 2021 and [ $1.4 million / ( 16.5 million + 20.0 million )] for the three months ended June 30, 2020. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [ $3.8 million / ( 18.6 million + 18.2 million )] for the six months ended June 30, 2021 and [ $1.9 million / ( 16.0 million + 20.4 million )] for the six months ended June 30, 2020.

Goosehead Insurance, Inc.
Key Performance Indicators

	June 30, 2021	December 31, 2020	June 30, 2020
Corporate sales agents < 1 year tenured	266	207	182
Corporate sales agents > 1 year tenured	186	157	135
Operating franchises < 1 year tenured (TX)	53	43	26
Operating franchises > 1 year tenured (TX)	196	185	182
Operating franchises < 1 year tenured (Non-TX)	353	285	235
Operating franchises > 1 year tenured (Non-TX)	470	378	287
Policies in Force	872,000	713,000	590,000
Client Retention	89%	88%	88%
Premium Retention	90%	89%	89%
QTD Written Premium (in thousands)	$398,920	$285,209	$273,693
Net Promoter Score ("NPS")	92	92	90